Exhibit 99.1

LIBERTY MEDIA REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Englewood, Colorado, November 6, 2012 - Liberty Media Corporation (“Liberty Media”) (Nasdaq: LMCA, LMCB) today reported third quarter 2012 results. Highlights include(1):

•	Increased STARZ and ENCORE subscriptions by 9% and 5%, respectively

•	Launched STARZ PLAY and ENCORE PLAY authenticated online services

•	Raised $500 million of 5%, 7-year senior unsecured bonds at Starz

•	Filed Form 10 with the SEC in connection with the separation of Liberty Media and Starz, LLC

•	Purchased additional shares of SiriusXM increasing our ownership to 49.2%, based on shares outstanding as of October 25, 2012, and filed an application with the FCC for de jure control

“Starz again posted impressive subscriber gains and raised debt at a very attractive rate in September. We launched the STARZ PLAY and ENCORE PLAY authenticated online services,” said Greg Maffei, President and CEO of Liberty Media. “We made progress on the separation of Liberty Media and Starz, with the filing of our Form 10 with the SEC, and are still targeting the end of the year for completion.”

“We continued to increase our ownership of SiriusXM and have stated our intention to go over 50% if we receive approval from the FCC on our pending application for de jure control,” Maffei continued. “Live Nation continues to post solid results and make substantial progress in the areas of social and mobile. We are pleased that Barnes & Noble and Microsoft completed their strategic partnership in NOOK Media and are excited about the launch of the new NOOK HD and NOOK HD+ which began shipping last week.”

Liberty Media
Liberty Media's revenue increased 3% to $555 million and adjusted OIBDA(2) increased 6% to $137 million in the third quarter. Operating income was flat for the quarter at $111 million. The increase in revenue was primarily due to an increase at Starz and ANLBC. The increase in adjusted OIBDA was primarily due to increases at ANLBC.

Starz, LLC
“As Starz prepares for the upcoming separation from Liberty Media, we are pleased with the investments we have made in quality original programming. The combination of epic originals and terrific theatrical film product helped propel us to yet another set of record highs for STARZ and ENCORE subscribers in the third quarter with 20.8 million and 34.3 million respectively,” said Chris Albrecht, Starz, LLC, CEO. "The value proposition for our premium subscription services was fortified last month with the debut of the STARZ PLAY and ENCORE PLAY TV Everywhere services. Launched first with Cox Communications, we are eager to add more features and functionality, increase device support, launch MOVIEPLEX PLAY, and sign up more distribution partners in the months ahead. On programming, Spartacus: War of the Damned, Da Vinci's Demons, Magic City and The White Queen give us a strong pipeline of exclusive STARZ Originals that will kick off early next year.”

Starz's revenue increased 3% to $400 million for the third quarter. Revenue increased for the Starz Distribution business and remained flat for both the Starz Channels and Starz Animation businesses. Starz's adjusted OIBDA increased 1% to $108 million for the third quarter and operating income decreased 2% to $99 million.

Share Repurchases
From August 1, 2012 through October 31, 2012, 0.2 million shares of Series A Liberty Capital common stock (Nasdaq: LMCA) were purchased at an average cost per share of $105.72 for total cash consideration of $22.3 million. Since the reclassification of the original Liberty Capital tracking stock on March 4, 2008 through October 31, 2012, 57.7 million shares have been repurchased at an average cost per share of $31.60 for total cash consideration of $1.8 billion. These repurchases represent 44.7% of the shares outstanding at the time of the introduction of the original Liberty Capital stock. Liberty Media has approximately $918 million remaining under its current stock repurchase authorization.

Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses. Those interests include its subsidiaries Starz, LLC, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., interests in SiriusXM and Live Nation and minority equity investments in Barnes & Noble, Time Warner Inc. and Viacom.

FOOTNOTES

1)
Liberty Media's President and CEO, Gregory B. Maffei, will discuss these highlights and other matters in Liberty Media's earnings conference call which will begin at 11:45 a.m. (ET) on November 6, 2012. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For a definition of adjusted OIBDA and applicable reconciliations see the accompanying schedules.
NOTES
Unless otherwise noted, the foregoing discussion compares financial information for the three months ended September 30, 2012 to the same period in 2011.

The following financial information is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q.

Fair Value of Public Holdings

(amounts in millions)	6/30/2012	9/30/2012
SiriusXM debt and equity(1)	$5,283	8,429
Live Nation debt and equity(2)	384	444
Barnes & Noble investment(3)	277	223
Non-strategic public holdings(4)	1,219	1,265
Total Liberty Media	$7,163	10,361

(1)
Represents the fair value of Liberty Media's debt and equity investments in SiriusXM. The fair value of Liberty Media's convertible preferred stock is calculated on an as-if-converted basis into common stock. In accordance with GAAP, Liberty Media accounts for its equity investment in SiriusXM using the equity method of accounting and includes this in its consolidated balance sheet at historical carrying value of $80 million and $2,656 million at June 30, 2012 and September 30, 2012, respectively.

(2)
Represents the fair value of Liberty Media's debt and equity investments. In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its consolidated balance sheet at its historical carrying value of $349 million and $412 million at June 30, 2012 and September 30, 2012, respectively.

(3)	Represents the carrying value of Liberty Media's preferred equity investment in Barnes & Noble, which is accounted for at fair value.

(4)	Represents Liberty Media's non-strategic public holdings which are accounted for at fair value.

Cash and Debt
The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	6/30/2012	9/30/2012
Cash and liquid investments(1)	$1,813	1,179
Less: Short-term marketable securities	10	10
Total Liberty Media Cash (GAAP)	$1,803	1,169

Debt:
Starz bank facility	505	5
Starz 5% senior notes	—	500
Other	38	36
Total Liberty Media Debt (GAAP)	$543	541

(1)	Includes $10 million of short-term marketable securities with an original maturity greater than 90 days as of June 30, 2012 and September 30, 2012.

Total Liberty Media group cash and liquid investments decreased $634 million, primarily as a result of investment activities associated with SiriusXM. These outflows were partially offset by cash provided by operating activities and proceeds received from the disposition of securities. Total Liberty Media debt decreased by $2 million, as a result of capital lease payments.

Important Notice: Liberty Media Corporation (Nasdaq: LMCA, LMCB) President and CEO, Gregory B. Maffei will discuss Liberty Media's earnings release in a conference call which will begin at 11:45 a.m. (ET) on November 6, 2012. The call can be accessed by dialing (888) 602-6363 or (719) 325-2457 at least 10 minutes prior to the start time. Replays of the conference call can be accessed until 1:45 p.m. (ET) November 13, 2012, by dialing (888) 203-1112 or (719) 457-0820 plus the pass code 5834108#. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to http://www.libertymedia.com/events. Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including original content programming, new distribution platforms for our programming, the continuation of our stock repurchase plans, the proposed separation from Starz, LLC including the potential benefits flowing therefrom and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Media, changes in law, market conditions conducive to stock repurchases and the satisfaction or waiver, by our board of directors, in its sole discretion, of the conditions to the separation from Starz, LLC. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-Q and 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Courtnee Ulrich (720) 875-5420

SUPPLEMENTAL INFORMATION
As a supplement to Liberty Media's condensed consolidated statements of operations, to be included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics on a stand-alone basis for the largest privately held business (Starz, LLC) owned by Liberty Media at September 30, 2012, which Liberty Media has identified as a reportable segment.

Please see below for the definition of adjusted OIBDA and a discussion of why management believes the presentation of adjusted OIBDA provides useful information for investors. Schedule 2 to this press release provides a reconciliation of adjusted OIBDA for Starz, LLC to its operating income for the same period, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions)	3Q11	4Q11	1Q12	2Q12	3Q12
Starz, LLC
Revenue	$389	432	405	403	400
Adjusted OIBDA	107	93	127	108	108
Operating income	101	87	120	100	99
Subscription units - Starz	19.0	19.6	20.1	20.7	20.8
Subscription units - Encore	32.8	33.2	33.6	34.2	34.3

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Media and Starz LLC, together with a reconciliation to that entity's operating income, as determined under GAAP. Liberty Media defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses (excluding stock and other equity-based compensation) and excludes from that definition depreciation and amortization, restructuring and impairment charges and legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty Media believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business' ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets. Please see the attached schedules for applicable reconciliations.

SCHEDULE 1

The following table provides a reconciliation of adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, respectively.

QUARTERLY SUMMARY

(amounts in millions)	3Q11	4Q11	1Q12	2Q12	3Q12
Liberty Media
Adjusted OIBDA	$129	323	110	126	137
Depreciation and amortization	(15)	(13)	(13)	(15)	(16)
Stock compensation expense	(3)	(8)	(8)	(10)	(10)
Gain (loss) on legal settlement	—	(9)	—	—	—
Operating Income	$111	293	89	101	111

SCHEDULE 2

The following table provides a reconciliation of adjusted OIBDA for Starz, LLC to its operating income calculated in accordance with GAAP for the three months ended September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, respectively.

QUARTERLY SUMMARY

(amounts in millions)	3Q11	4Q11	1Q12	2Q12	3Q12
Starz, LLC
Adjusted OIBDA	$107	93	127	108	108
Depreciation and amortization	(4)	(5)	(4)	(5)	(5)
Stock compensation expense	(2)	(1)	(3)	(3)	(4)
Operating Income	$101	87	120	100	99

LIBERTY MEDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	12/31/2011	9/30/2012
	amounts in millions
ASSETS
Current assets:
Cash and cash equivalents	$2,070	1,169
Trade and other receivables, net	288	308
Program rights	442	459
Short term marketable securities	299	10
Restricted cash	709	17
Financial instruments	—	51
Deferred income tax assets	61	50
Other current assets	45	64
Total current assets	3,914	2,128

Investments in available-for-sale securities and other cost investments	1,859	1,774
Investments in affiliates, accounted for using the equity method	567	3,221

Property and equipment, at cost	504	506
Accumulated depreciation	(289)	(307)
	215	199
Intangible assets not subject to amortization	475	475
Intangible assets subject to amortization, net	135	122
Program rights	320	285
Other assets, at cost, net of accumulated amortization	238	221
Total assets	$7,723	8,425

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$15	12
Accrued liabilities	313	293
Current portion of debt	754	4
Deferred revenue	63	71
Other current liabilities	85	91
Total current liabilities	1,230	471

Long-term debt	541	537
Deferred income tax liabilities	411	866
Other liabilities	290	157
Total liabilities	2,472	2,031

Equity:
Total stockholders' equity	5,261	6,398
Noncontrolling interests in equity of subsidiaries	(10)	(4)
Total equity	5,251	6,394
Commitments and contingencies
Total liabilities and equity	$7,723	8,425

LIBERTY MEDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

	Three months ended		Nine months ended
	9/30/2011	9/30/2012	9/30/2011
	amounts in millions
REVENUE:
Communications and programming services	$540	555	2,501	1,532

OPERATING COSTS AND EXPENSES:
Operating	323	333	1,048	902
Selling, general and administrative, including stock-based compensation	91	95	290	285
Legal settlement	—	—	(7)	—
Depreciation and amortization	15	16	56	44
	429	444	1,387	1,231
Operating income	111	111	664	301

OTHER INCOME (EXPENSES):
Interest expense	(3)	(11)	(13)	(25)
Dividend and interest income	9	22	56	67
Share of earnings (losses) of affiliates, net	53	1,281	3	1,294
Realized and unrealized gains (losses) on financial instruments, net	(257)	135	(81)	175
Gains (losses) on dispositions, net	1	21	(1)	21
Other, net	1	49	5	59
	(196)	1,497	(31)	1,591
Earnings (loss) before income taxes	(85)	1,608	633	1,892
Income tax (expense) benefit	42	(602)	(256)	(591)
Net earnings (loss)	(43)	1,006	377	1,301
Less net earnings (loss) attributable to the noncontrolling interests	(1)	(1)	(1)	1

Net earnings (loss) attributable to Liberty stockholders	$(42)	1,007	378	1,300

Net earnings (loss) attributable to Liberty stockholders:
Liberty Capital common stock	$(103)	1,007	198	1,300
Liberty Starz common stock	61	NA	180	NA
	$(42)	1,007	378	1,300

LIBERTY MEDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

	Nine months ended
	9/30/2011	9/30/2012
	amounts in millions
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$377	1,301
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	56	44
Amortization of program rights	523	560
Cash payments for program rights	(599)	(561)
Stock-based compensation	24	28
Cash payments for stock-based compensation	(10)	(50)
Share of (earnings) losses of affiliates, net	(3)	(1,294)
Realized and unrealized (gains) losses on financial instruments, net	81	(175)
Losses (gains) on disposition of assets, net	1	(21)
Change in tax accounts from Liberty Interactive, net	53	—
Deferred income tax expense	125	484
Other noncash charges (credits), net	(287)	(43)
Changes in operating assets and liabilities
Current and other assets	(200)	(17)
Payables and other liabilities	175	(28)
Net cash provided (used) by operating activities	316	228

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash proceeds from dispositions of securities	17	360
Proceeds (payments) on financial instruments, net	—	(68)
Investments in and loans to cost and equity investees	(297)	(1,423)
Repayment of loans by cost and equity investees	189	35
Capital expended for property and equipment	(9)	(12)
Net sales (purchases) of short term investments	302	289
Net (increase) decrease in restricted cash	(139)	692
Reattribution of cash to Liberty Interactive	(264)	—
Other investing activities, net	(4)	(6)
Net cash provided (used) by investing activities	(205)	(133)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	1	500
Repayments of debt	(58)	(1,253)
Repurchases of Liberty common stock	(213)	(242)
Other financing activities, net	6	(1)
Net cash provided (used) by financing activities	(264)	(996)

Net increase (decrease) in cash and cash equivalents	(153)	(901)
Cash and cash equivalents at beginning of period	2,090	2,070

Cash and cash equivalents at end of period	$1,937	1,169